Exhibit 10.11

BUILDING LEASE

THIS BUILDING LEASE (this “Lease”) is made as of March 31, 2009, by and between SEMGROUP ENERGY PARTNERS, L.L.C., a Delaware limited partnership (“Landlord”), and SEMCRUDE, L.P., a Delaware limited partnership (“Tenant”).

RECITALS

WHEREAS, Landlord owns the real property described on the Exhibit A attached hereto and made a part hereof (the “Real Property”), and Landlord owns the buildings and improvements located on the Real Property, including without limitation (i) a building comprising office space (the “Office Building”), (ii) a building comprising laboratory space (the “Lab Building”), and (iii) two warehouse buildings (the “Warehouse Buildings”, and together with the Office Building and Lab Building, the “Buildings”).

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Buildings, on the terms and conditions set forth herein.

1.           TERM.

The term of this Lease (the “Term”) shall begin on April 1, 2009 (the “Commencement Date”), and shall terminate on March 31, 2014, unless sooner terminated or extended as provided herein. “Term” shall include any Renewal Term.  “Lease Year” means a period of twelve (12) calendar months during the Term, the first of which shall commence on the Commencement Date and end on the expiration of the twelfth (12th) full calendar month thereafter.  Each successive Lease Year shall commence on the day following the last day of the prior Lease Year and end twelve (12) calendar months thereafter.

2.           PERMITTED USE.

The Leased Premises shall be used by Tenant, (i) as to the Office Building, for general office purposes, (ii) as to the Lab Building, for laboratory and testing purposes, and (iii) as to the Warehouse Buildings, for warehousing and storage purposes, in each case in compliance with all Legal Requirements (as defined in the next sentence) and the terms and provisions of this Lease (the “Permitted Use”).  For purposes hereof, the term “Legal Requirements” shall mean all laws, rules, orders, ordinances, regulations, statutes, requirements and codes of all governmental authorities, and all rules, regulations and government orders with respect thereto, and of any applicable fire rating bureau, or other body exercising similar functions, governing the use and occupation of the Buildings; provided, however, Tenant shall not be obligated to cause the Buildings to comply with Legal Requirements except and only to the extent expressly provided herein.

3.           RENT.

A.  Base Rent.  Tenant shall pay to Landlord, as Base Rent, the amount set forth on the Exhibit B attached hereto and made a part hereof (the “Base Rent”).  Base Rent shall be paid monthly by Tenant to Landlord in advance on the first day of each month of the Term, commencing on the Commencement Date.  In the event any of the Buildings is destroyed, condemned or otherwise removed from this Lease, the Rent shall be reduced accordingly.  At the commencement of each Lease Year, the Base Rent shall be adjusted for increases in CPI (as defined below) over the immediately preceding Lease Year, provided, that if there shall be no increase, or there shall be a decrease, in the CPI, then the Base Rent for the immediately preceding Lease Year shall be the Base Rent for such new Lease Year.  “CPI” means the United States Consumer’s Price Index for All Urban Consumers-Stillwater Area (1982-84=100), as published by the United States Bureau of Labor Statistics bi-monthly, or if such publication should be discontinued, “CPI” shall then refer to such comparable statistics or changes in the cost of living for urban consumers as the same may be computed and published (on the most frequent basis available) by an agency of the United States or by a reasonable periodical of recognized authority.

B.  Additional Rent.  “Additional Rent” shall mean all sums and amounts other than Base Rent payable by Tenant to Landlord from time to time under this Lease, including without limitation Taxes (as hereinafter defined), and any costs incurred by Landlord in order to cure any Default by Tenant under this Lease.  Tenant shall pay Additional Rent at the times and in the manner set forth in this Lease.  The term “Rent”, as used in this Lease, shall mean, collectively, Base Rent and Additional Rent.

C.  Proration of Rent.  Landlord and Tenant understand and agree that if the Commencement Date or last day of the Term occurs on a date that is other than the first or last day (as applicable) of a month, the Rent for that month shall be prorated on a per diem basis.

D.  Payment of Rent.  All Rent due and payable by Tenant under this Lease shall be paid to Landlord at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136-4216, or to such other address as Landlord may from time to time designate in writing.  Except as expressly provided herein, all Base Rent shall be paid by Tenant without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, in lawful money of the United States by bank check or wire transfer of immediately available funds.

4.           TAXES. 1

Landlord shall pay as billed all Taxes.  Landlord shall invoice Tenant for Tenant’s share of the Taxes so paid and Tenant shall pay Landlord within fifteen (15) days of receipt of such invoice.  In the event Landlord elects to pay Taxes in installments, Landlord shall invoice Tenant only the amount paid for each installment, as such installments are paid.  “Taxes” shall mean all real estate taxes, assessments, business improvement district charges, fees and assessments, sewer and water rents or assessments (but not utility charges), rates and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, (ii) all personal property taxes, assessments, rates and charges and other governmental levies, impositions or charges, whether general, special ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of any personal property owned or held by Landlord and used solely in operation and ownership of the Real Property, including, without limitation, any fixtures, machinery, equipment, apparatus, plant, transformers, duct work, cable, wires, and other facilities, equipment and systems designed to supply heat, ventilation, air conditioning, humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security or fire/life/safety systems or equipment, and any other mechanical, electrical, electronic, computer or other systems or equipment for the Real Property, all to the extent that the same do not constitute part of the Real Property (the “Personal Property”), and (iii) all expenses (including reasonable attorneys’ fees and reasonable disbursements and experts’ and other witnesses’ fees) incurred in contesting the assessed valuation of all or any part of the Real Property by Landlord to the extent Tenant consents to such contest in advance.  Notwithstanding anything to the contrary contained in this Lease, Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, except for interest payable in connection with the installment payment of assessments pursuant to the next sentence or (y) franchise, transfer, capital stock, inheritance, succession, gift, estate or other taxes to the extent applicable to general or net income of Landlord.  For purposes hereof, “Taxes” for any Lease Year shall be deemed to be the amount of Taxes assessed for such Lease Year.  If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a Lease fee measured by the rents, or (3) any other tax, assessment, levy, imposition, charge or Lease fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or Lease fees or the part thereof so measured or based, to the extent and only to the extent assessed in lieu of Taxes, shall be deemed to be Taxes.  If this Lease is terminated as to less than all of the Buildings, then Tenant shall only pay the Taxes allocated to the Building(s) that continue to be subject to this Lease after such termination.

5.           UTILITIES.

Landlord shall pay as billed all utilities consumed by Tenant in the Buildings including, without limitation, electricity, gas, oil, steam, water, air conditioning and other fuel and utilities (collectively, the “Utilities”).  Tenant acknowledges that all deposits with all Utility providers, existing or hereinafter made, are the property of Landlord.  Landlord shall invoice Tenant for Tenant’s share of the Utilities so paid and Tenant shall pay Landlord within fifteen (15) days of receipt of such invoice.  Tenant’s share of Utilities shall be the cost of Utilities used by Tenant within the Buildings subject to this Lease.

6.           CONDITION OF LEASED PREMISES.

Tenant has examined the Buildings.  Subject to Landlord’s obligations under Section 7, Tenant hereby accepts the condition of the Buildings in their AS-IS, WHERE-IS CONDITION, WITH ALL FAULTS.  Landlord has not agreed to pay for or make any tenant or leasehold improvements as consideration for Tenant’s execution and delivery of this Lease.  Except as expressly set forth in this Lease, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to (a) the rentable or usable square footage of the Buildings, or (b) the suitability of the Buildings for any particular use or purpose.  No rights, easements or licenses are acquired by Tenant under this Lease except as expressly set forth herein or to the extent such rights, easements or licenses have been or will be acquired by Landlord through ownership of the Buildings and relate to the use of the Buildings, in which event Tenant shall be entitled to the nonexclusive exercise of the Landlord’s rights thereunder in its possession and use of the Buildings.  Notwithstanding any of the foregoing, in the event the Buildings or any portion thereof, as of the date hereof, do not comply in all material respects with Legal Requirements, and/or the current zoning for the Buildings or any of them does not permit the use of the Buildings for their Permitted Use, and Tenant deems it necessary to obtain another location for its operations, then Tenant may terminate this Lease, without liability therefor as to the Building(s) so affected.  Upon such termination, this Lease shall terminate as to the Buildings so affected and neither Landlord nor Tenant shall have any further liability to each other hereunder as to the Building(s) subject to such termination, except for such obligations that are expressly stated to survive the termination hereof.  If Tenant so terminates this Lease as to less than all of the Buildings, then the Base Rent shall be reduced to the amount allocated on Exhibit B to the Building(s) that continue to be subject to this Lease after such termination.

The Tenant shall have the right to use all drives and parking areas in the vicinity of the Buildings as reasonably required for the Tenant’s operation and use of the Buildings.

7.           MAINTENANCE; SERVICES.

A.  Tenant agrees at its sole cost and expense, to keep and maintain the interior of the Buildings in a clean and sanitary condition and in good repair, commensurate with the conditions existing at the time this Lease is executed and thereafter at all times during the Term hereof, subject to ordinary wear and tear.  Tenant may, at its sole cost and expense, during the Term, redecorate the Buildings as required by Tenant (and as approved by Landlord in accordance with Section 10 hereof).  Tenant shall hire a janitorial service at Tenant’s cost to clean the interior of the Buildings.

B.  Tenant shall pay for its telephone service in the Buildings.

C.  Landlord shall maintain, at Landlord’s cost and expense, in good repair the Real Property and the Buildings and all systems of the Buildings, including without limitation the roof, structure, load bearing and fire walls, foundation, water system, gas system, sewer system, and electrical wiring, together with the heating and air conditioning facilities and all controls, including the cutting and mowing of grass and weeds, commensurate with the conditions existing at the time this Lease is executed, normal wear and tear excepted, and thereafter at all times during the Term hereof.  Landlord shall gravel the parking and access to the Office Building as needed and shall pack or grade as needed any parking areas or driveways used for the Warehouse Buildings and Lab Building.  Landlord shall maintain the exterior lighting of the Buildings and parking areas.  Landlord shall maintain the alarm system for the Buildings at Landlord’s cost as a part of Landlord’s alarm system for its operations in the area, and Tenant shall be entitled to utilize such system at the Buildings.  In the event that Tenant becomes aware of a structural problem with respect to any of the Buildings, Tenant will notify Landlord of such problem.  Landlord agrees to replace all broken or cracked glass, in the windows and doors of the Buildings, with glass of the same size and quality as that broken or cracked, and will replace all damaged plumbing fixtures with others of equal quality.  If any such maintenance or repair, or any such services, are required due to the negligence or willful misconduct of any member of the Tenant Group (as defined in Section 11 hereof), Tenant shall pay Landlord for the cost of such maintenance or repair within fifteen (15) days after receipt from Landlord of an invoice therefor, which obligation shall survive the expiration or earlier termination of this Lease.

F.  Landlord’s covenants under Section 5 hereof shall only impose on Landlord the obligation to use reasonable efforts to cause the applicable utility providers to furnish the Utilities.  Landlord has made no representation, warranty or covenant of any kind regarding the availability (or future availability) of any Utilities and services, and interruption of any Utilities or services shall not give rise to any right or remedy in favor of Tenant under this Lease, including, without limitation, a claim for abatement or reduction of the Rent or damages, nor shall Tenant be relieved of its obligations under this Lease.  Notwithstanding the foregoing, if an interruption of the Utilities occurs and such condition prohibits Tenant from using all or a portion of any Building for its Permitted Use and such condition exists for fifteen (15) consecutive days after Tenant provides written notice of the condition to Landlord, then the Rent shall abate as to that portion of the Building that is rendered untenable for its Permitted Use, as reasonably determined by Tenant.  The abatement shall commence upon the expiration of the fifteen (15) day period and continue for so long as the condition exists; provided, however, if the condition continues for two (2) consecutive months, Tenant shall have the right to terminate this Lease as to the Building(s) so affected by written notice to Landlord (which notice may only be given after the expiration of the two (2) month period).   Upon such termination, this Lease shall terminate as to the Buildings affected by such termination and neither Landlord nor Tenant shall have any further liability to each other hereunder as to the Building(s) subject to such termination, except for such obligations that are expressly stated to survive the termination hereof.  If Tenant so terminates this Lease as to less than all of the Buildings, then the Base Rent shall be reduced to the amount allocated on Exhibit B to the Building(s) that continue to be subject to this Lease after such termination.

8.           SURRENDER OF LEASED PREMISES; RESTORATION.

Tenant agrees that, upon termination of the Term of this Lease, whether by expiration or otherwise, Tenant will peaceably quit and surrender the Buildings to Landlord, and will, at its sole cost and expense, remove all Tenant’s personal property, fixtures, structures and improvements, and will restore the interior of the Buildings to substantially the same condition the interiors were in on the date hereof (other than any improvements, installations and modifications made by Landlord), subject to ordinary wear and tear.  Any and all property which may be removed from the Buildings by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Buildings shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.  This Section 8 shall survive the expiration or earlier termination of the Lease.

9.           COMPLIANCE WITH LAWS; WASTE.

A.  Tenant covenants and agrees that it will not commit waste, loss or damage to the Buildings.

B.  Tenant acknowledges that Landlord may incur costs as a result of the enactment of new Legal Requirements relating to the Buildings, and/or changes in Legal Requirements relating to the Buildings.  Tenant agrees that any such costs incurred by Landlord for complying with such new or changed Legal Requirements which are due to Tenant’s use and/or occupancy of the Buildings shall be an expense recoverable by Landlord from Tenant.  Landlord shall notify Tenant in advance of the estimated cost of any such compliance, and Tenant shall have the right to terminate this Lease as to the Building so affected, by delivery of written notice to Landlord on or prior to the date thirty (30) days after Tenant receives such notice from Landlord (and failure to deliver any such notice by the expiration of such thirty (30) day period shall be deemed Tenant’s waiver of such right of termination.  Upon such termination, this Lease shall terminate and neither Landlord nor Tenant shall have any further liability to each other hereunder as to the Building(s) subject to such termination, except for such obligations that are expressly stated to survive the termination hereof.  If Tenant so terminates this Lease as to less than all of the Buildings, then the Base Rent shall be reduced to the amount allocated on Exhibit B to the Building(s) that continue to be subject to this Lease after such termination.  To the extent any such expense paid by Tenant is subsequently recovered by or reimbursed to Landlord through insurance or recovery from responsible third parties or other action, Tenant shall be entitled to such recovery or reimbursement.

C.  Each party shall promptly provide to the other party with written notice: (i) upon its obtaining knowledge of any material violation of any Legal Requirements relating to the Buildings or Real Property, and/or (ii) of its receipt of any notice, correspondence, demand or communication of any nature from any governmental authority alleging a violation of any Legal Requirements relating to the Buildings or Real Property.

D.  Each party shall comply with all Legal Requirements applicable to the Real Property and Buildings and its use and occupation thereof.

E.  Tenant shall not cause or permit any “Hazardous Substance” (defined as any chemical, pollutant, waste, compound or other substance in such forms, concentrations, quantities or other conditions that are prohibited, regulated or require assessment, monitoring, removal or remediation under any law or regulation pertaining to health or the environment) to be used, installed, stored, treated, generated, released or disposed on or in the Buildings or Real Property.  Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord (whether incurred before or after termination of this Lease), within fifteen (15) days after demand, to correct any violation of the preceding sentence, or to remove or render harmless any Hazardous Substance resulting from such a violation, or to comply with applicable regulatory requirements, in connection with any such removal, or to contest such requirements.  This Section 9.E shall survive the expiration or earlier termination of this Lease.

F.  Landlord shall not cause or permit any Hazardous Substance to be used, installed, stored, treated, generated, released or disposed on or in the Buildings or Real Property.  Landlord shall reimburse Tenant for all costs and expenses incurred by Tenant (whether incurred before or after termination of this Lease), within fifteen (15) days after demand, to correct any violation of the preceding sentence, or to remove or render harmless any Hazardous Substance resulting from such a violation, or to comply with applicable regulatory requirements, in connection with any such removal, or to contest such requirements.  This Section 9.F shall survive the expiration or earlier termination of this Lease.

10.           ALTERATIONS.

Tenant shall not make any alterations, installations, improvements, additions or other physical changes (collectively, the “Alterations”) in or about the Buildings without Landlord’s prior written consent in each instance, which consent shall not be unreasonably denied or conditioned by Landlord.  Any Alterations shall be performed: (i) by Tenant, at Tenant’s sole cost and expense (and Landlord shall have no duty or obligation with respect thereto), (ii) pursuant to plans and specifications (including, as applicable, layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings) reasonably approved in writing by Landlord, (iii) in compliance with all Legal Requirements, and (iv) in a good and workmanlike manner, free of all liens.  Tenant shall, at Tenant’s sole cost and expense, obtain any and all permits and approvals necessary for the performance of any Alterations.  During the performance of any Alterations, Tenant shall carry, or shall cause its contractors and subcontractors to carry, customary builder’s insurance.

11.           INDEMNITY.

A.  By Tenant.  To the maximum extent permitted under Legal Requirements, Tenant agrees to protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and its parents, subsidiaries and affiliates, and their respective officers, directors, shareholders, employees, representatives, agents, contractors, licensees, lessees, guests, invitees, successors and assigns (collectively, the “Indemnified Parties”) from and against any and all losses, costs, damages, liabilities, expenses (including, without limitation, reasonable attorneys’ fees) and/or injuries (including, without limitation, damage to property and/or bodily injury) suffered or incurred by any of the Indemnified Parties (regardless of whether contingent, direct, liquidated or unliquidated, but not including consequential) (collectively, “Losses”), and any and all claims, demands, suits and causes of action (collectively, “Claims”) brought or raised against any of the Indemnified Parties, arising out of, resulting from, relating to or connected with: (1) Tenant’s use of the Buildings or Real Property, (2) any negligent act or omission or willful misconduct of Tenant or its officers, directors, shareholders, employees, representatives, agents, contractors, licensees, lessees, guests, invitees (collectively, “Tenant Group”) at, on or about the Real Property or Buildings, or (3) the failure of any of them to comply with Legal Requirements, and notwithstanding anything to the contrary in this Lease, such obligation to indemnify, defend and hold harmless the Indemnified Parties shall survive any termination of this Lease.  This indemnification shall include, without limitation, claims made under any workman’s compensation law or under any plan for employee’s disability and death benefits (including, without limitation, claims and demands that may be asserted by employees, agents, contractors and subcontractors).

B.  By Landlord.  To the maximum extent permitted under Legal Requirements, Landlord agrees to protect, indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant and its parents, subsidiaries and affiliates, and their respective officers, directors, shareholders, employees, representatives, agents, contractors, licensees, lessees, guests, invitees, successors and assigns (collectively, the “Tenant Indemnified Parties”) from and against any and all Losses incurred by any of the Tenant Indemnified Parties, and any and all Claims brought or raised against any of the Tenant Indemnified Parties, arising out of, resulting from, relating to or connected with: (1) Landlord’s use of the Real Property or Buildings, (2) any negligent act or omission or willful misconduct of Landlord or its officers, directors, shareholders, employees, representatives, agents, contractors, licensees, lessees, guests, invitees (collectively, “Landlord Group”) at, on or about the Real Property or Buildings, or (3) the failure of any of them to comply with Legal Requirements, and notwithstanding anything to the contrary in this Lease, such obligation to indemnify, defend and hold harmless the Tenant Indemnified Parties shall survive any termination of this Lease.  This indemnification shall include, without limitation, claims made under any workman’s compensation law or under any plan for employee’s disability and death benefits (including, without limitation, claims and demands that may be asserted by employees, agents, contractors and subcontractors).

C.    Indemnity Procedure.  If an Indemnified Party or Tenant Indemnified Party (in each case, the “Indemnitee”) receives notice of any claim, action or proceeding (an “Action”) against Indemnitee with respect to which indemnification is to be sought from the party with the obligation to indemnify (the “Indemnitor”) under this Section 11.C, Indemnitee shall promptly notify Tenant or Landlord, as indemnitor and as applicable (in such capacity, “Indemnitor”)  of the Action in writing.  Indemnitee may direct Indemnitor to assume the defense of the Action and to pay all reasonable costs and expenses incurred as a result thereof.  If Indemnitee shall not have directed Indemnitor to assume the defense of the Action,  Indemnitor shall have the right to participate at its own expense in the defense of any such Action.  If Indemnitor shall not have employed counsel to have charge of the defense of any such Action following the notice and direction specified above, or if Indemnitee shall have reasonably concluded that there may be defenses available to Indemnitee which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such Action on behalf of the Indemnitee), the Indemnitee shall have the right to retain its own counsel and all reasonable resulting legal and other expenses incurred by Indemnitee shall be borne by Indemnitor, provided, that no Indemnitee shall settle any claim, action or proceeding without the prior written consent of Indemnitor, such consent not to be unreasonably withheld or delayed.

12.           TENANT TERMINATION.

Tenant may terminate this Lease on not less than one hundred eighty (180) days advance written notice to Landlord without penalty, which notice shall state the proposed termination date therein.  Upon such termination, this Lease shall terminate and neither Landlord nor Tenant shall have any further liability to each other hereunder, except for such obligations that are expressly stated to survive the termination hereof, provided, however, that Tenant shall cure any existing Default hereunder prior to such termination being effective.  In the event Landlord terminates this Lease pursuant to any right granted to Landlord to do so on Exhibit C to that certain Shared Services Agreement of even date herewith, this Lease shall terminate as provided therein.  Upon such termination, this Lease shall terminate and neither Landlord nor Tenant shall have any further liability to each other hereunder, except for such obligations that are expressly stated to survive the termination hereof.

13.           CASUALTY.

In the event of any damage to or destruction of the Leased Premises, by fire or other casualty, which materially and adversely affects Tenant’s use and enjoyment of such Building for the purposes specified in this Lease, then either Landlord or Tenant shall have the right, no later than ninety (90) days after such party becomes aware of such damage or destruction, to terminate this Lease upon thirty (30) days’ prior written notice to the other, with respect to the Building(s) so affected.  In the event of any damage or destruction which is not so extensive, or in the event that neither Landlord nor Tenant elects to terminate this Lease as to any Building pursuant to the preceding sentence, then this Lease shall continue in full force and effect, and Landlord will, to the extent proceeds of insurance are available therefor, repair, restore, rebuild and/or replace the Building(s) and fixtures and building equipment destroyed in such casualty, substantially to the condition they were in immediately prior to such damage or destruction.  Any such work shall be done in a good and workmanlike manner and in accordance with all Legal Requirements and the terms and provisions of this Lease.  In no event shall Landlord be obligated to incur costs which are not covered by Landlord’s property insurance.  In the event Landlord does not commence such repair, restoration or replacement within a reasonable amount of time, but in any event within one hundred sixty (160) days of such casualty, and/or does not pursue the work to completion in a reasonably expeditious manner, Tenant shall give written notice thereof to Landlord, and if Landlord does not thereafter commence or resume such work as required hereunder within five (5) days, Tenant may terminate this Lease, with respect to the Building(s) so affected, Lease by further written notice to Landlord (such termination to be effective upon Landlord’s receipt of such further written notice).  Upon any termination of this Lease as to any Building under this Section 13, this Lease shall terminate as to such Building and neither Landlord nor Tenant shall have any further liability to each other hereunder with respect thereto, except for such obligations that are expressly stated to survive the termination hereof.  If Tenant so terminates this Lease as to less than all of the Buildings, then the Base Rent shall be reduced to the amount allocated on Exhibit B to the Building(s) that continue to be subject to this Lease after such termination.  As to any Building affected by such casualty, from the date of such casualty until completion of the work (or until Tenant terminates this Lease as permitted hereunder), the Base Rent for such Building shall be proportionately reduced to reflect the portion of such Building rendered unusable to Tenant as a result of such casualty.

14.           CONDEMNATION.

If any Building, or a substantial part thereof (meaning twenty-five percent (25%) or more thereof), or a portion thereof of the Real Property shall be taken or condemned by any competent authority for any public use or purpose, and which prevents use of such Building for the purposes specified herein by Tenant, the Term of this Lease as to the Building(s) so affected shall end on the date when the possession of the part so taken shall be required for such use or purpose.  Upon any termination of this Lease as to any Building under this Section 14, this Lease shall terminate as to such Building and neither Landlord nor Tenant shall have any further liability to each other hereunder with respect thereto, except for such obligations that are expressly stated to survive the termination hereof.  If Tenant so terminates this Lease as to less than all of the Buildings, then the Base Rent shall be reduced to the amount allocated on Exhibit B to the Building(s) that continue to be subject to this Lease after such termination.  Tenant shall have no right to share in the condemnation award.  Then current Rent shall be apportioned as of the date of such termination.  If any Building or a portion of any of the Buildings shall be so taken so as not to render the remainder untenable for Tenant’s business purposes, as reasonably determined by Tenant, this Lease shall continue in full force and effect but all Rent shall abate with respect to the portion so taken.

15.           INSURANCE.

A.  Tenant shall maintain at Tenant’s cost a policy of commercial property insurance on the Buildings.  Such insurance shall cover the full replacement cost of the Buildings, fixtures, equipment, Building standard leasehold improvements, including without limitation foundations of buildings, structures, machinery or boilers, if the foundations are below the lowest basement floor, or the surface of the ground, if there is no basement, walks, underground pipes, flues and drains, and including the cost of excavations, grading backfilling and filling; and will include the perils of flood, earthquake and windstorm, including landslides, earth sinking, rising or shifting; and boiler and machinery or equipment breakdown insurance for loss or damage caused by the explosion of steam boilers or similar equipment.  Landlord shall be named as an additional insured on such policy.

B.  Each party shall maintain insurance on its personal property located within the Building or otherwise located on the Real Property.

C.  Tenant shall maintain a policy of business interruption coverage, on a 100% (12-month) actual loss sustained basis.  Landlord shall be named as loss payee as its interest may appear.

                      D.  Each party shall maintain commercial general liability insurance, and, if necessary, commercial umbrella insurance with an aggregate limit of not less than $10,000,000 each occurrence. Such insurance shall cover premises, all operations by or on behalf of such party, its contractors and anyone directly or indirectly employed by it or by anyone for whose acts it may be liable products-completed operations, personal and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract).  Such insurance shall be written on a claims made or occurrence basis against claims for liability arising from bodily injury, property damage, premises, operations, and other coverages and in such amounts as customarily maintained in the industry by prudent operators.

E.  Concurrently with the execution of this Lease and upon renewal of coverage, each party shall provide the other with Certificates of Insurance, executed by a duly authorized representative of each insurer, showing compliance with the requirements set forth above.  Each Certificate of Insurance shall provide that the insurance company will give the certificate holder thirty (30) days prior written notice of the cancellation of any such insurance policy.  Failure of either party to demand such certificate or other evidence of full compliance with these insurance requirements or failure of either party to identify a deficiency from evidence that is provided  shall not be construed as a waiver of either party’s obligation to maintain such insurance.  The insurance required to be provided pursuant to this Section 15 may be provided under so called blanket policies of insurance so long as (i) the coverage afforded to the other party to this Lease shall not be reduced or diminished by reason of the use of such blanket policy and (ii) all of the requirements set forth in this Section 15 with respect to such insurance are otherwise satisfied.  All required insurance shall be maintained with responsible, solvent and reputable insurance companies with an A.M. Best rating of A-9 or better and qualified to do business in the State of Oklahoma.

F.  ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION AGAINST THE OTHER, ITS AGENTS, EMPLOYEES, OFFICERS, PARTNERS, SERVANTS OR SHAREHOLDERS FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE BUILDINGS OR THE REAL PROPERTY,  OR ANY IMPROVEMENTS THERETO,  OR ANY PERSONAL PROPERTY OF SUCH PARTY THEREIN,  BY REASON OF FIRE, THE ELEMENTS OR ANY OTHER CAUSE WHICH IS OR COULD BE INSURED AGAINST UNDER THE TERMS OF THE FIRE AND EXTENDED COVERAGE INSURANCE POLICIES REQUIRED TO BE OBTAINED PURSUANT TO THIS LEASE, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, EMPLOYEES, OFFICERS, PARTNERS, SERVANTS OR SHAREHOLDERS, AND EACH PARTY COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY.

16.           SIGNAGE.

Landlord and Tenant shall share the existing sign monuments, poles and other sign supports at the present locations of all such signs on the Real Property, as needed or required to properly identify its property or operations located on the Real Property, and Tenant shall have the right to use signage on the Buildings. Tenant shall not install any signage on the monuments, poles or other locations without Landlord’s prior written consent as to specific location, size, and installation methods in each instance, which consent shall not be unreasonably denied or conditioned by Landlord.  Any signage shall be installed: (i) by Tenant, at Tenant’s sole cost and expense (and Landlord shall have no duty or obligation with respect thereto), (ii) in compliance with all Legal Requirements, and (iii) in a good and workmanlike manner, free of all liens.  Tenant shall, at Tenant’s sole cost and expense, obtain any and all permits and approvals, if any, necessary for the installation of any signage.

17.           DEFAULT.

A.  In the event that any of the following shall occur (each, a “Default”):

(i)  Tenant shall at any time fail to make any payment of Rent (or any portion thereof) or any other payments required of Tenant hereunder when required, and such failure continues for a period of more than five (5) days after receipt of notice, which notice shall not be required more than twice during any twelve-month period, thereafter, the failure to make payment of Rent (or any portion thereof) shall be a Default if such failure continues for more than five (5) days after it is due; or

(ii)  Tenant shall at any time be in default in any other covenants and conditions of this Lease to be kept, observed and performed by Tenant, which and such default continues for more than thirty (30) days after receipt of notice; provided, however, except for any Default by Tenant of its obligations to maintain insurance under Section 15 or restrictions on transfer in Section 20, that if Tenant commences work to cure the default and continues to work reasonably diligently to complete same, such period shall be continued for so long as necessary to cure such default, but in no event more than ninety (90) additional days; or

(iii)  this Lease or Tenant’s interest therein shall be taken by execution, attachment or other process of law, or if any execution or attachment shall be issued against Tenant and not vacated within ninety (90) days;

then Landlord may do any or all of the following:

(a)  At its option, at once, without notice to Tenant or to any other person, terminate this Lease and at its option, require payment in full of the present value of the Rent due for the unexpired term of the Lease, which obligation of Tenant shall survive such termination (and upon such termination, this Lease shall terminate and neither Landlord nor Tenant shall have any further liability to each other hereunder, except for such obligations that are expressly stated to survive the termination hereof);

(b)  Enter into the Buildings, and remove Tenant’s property and effects therefrom, and/or take and hold possession thereof, without such entry and/or possession terminating this Lease or releasing Tenant in whole or in part from Tenant’s obligations to pay Rent and perform all its other obligations hereunder for the full Term, and to relet the Buildings or any part or parts thereof, either in the name of or for the account of Landlord or Tenant, for such rent and for such term and terms as Landlord may see fit, which term may at Landlord’s option extend beyond the balance of the Term of this Lease.  Except to the extent required under applicable Legal Requirements, Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by the Tenant about such reletting, provided that Landlord shall take commercially reasonable efforts to mitigate its damages hereunder.  Tenant shall pay Landlord any deficiency between the Rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, for the balance of the Term of this Lease, as well as reasonable expenses incurred by Landlord in such reletting, including but not limited to reasonable attorney’s fees, broker fees, the expenses of repairing, and otherwise preparing the same for re-rental (but not for any tenant improvements constructed for use by a specific tenant).  All such costs, other than Rent, shall be paid by Tenant upon demand by Landlord.  Any deficiency in Rent shall be paid in monthly installments, upon statements rendered by Landlord to Tenant.  Any suit brought to collect the amount of the deficiency for any one or more months’ Rent shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent month’s Rent; or

(c)  Require that upon any termination of this Lease, whether by lapse of time, the exercise of any option by Landlord to terminate the same, or in any other manner whatsoever, or upon any termination of Tenant’s right to possession without termination of this Lease, the Tenant shall at once surrender possession of the Buildings to the Landlord and immediately vacate the same and remove all effects therefrom, except such as may not be removed under other provisions of this Lease.  If Tenant fails to do so, Landlord may forthwith re-enter the Buildings, with or without process of law, and repossess itself thereof as in its former estate and expel and remove Tenant and any other persons and property therefrom, using such force as may be necessary without being deemed guilty of trespass, eviction or forcible entry, without thereby waiving Landlord’s rights to Rent or any other rights given Landlord under this Lease or at law or in equity; and Tenant will pay Landlord, upon demand, the reasonable expenses incurred in such removal and also storage of said effects for any length of time during which the same shall be in Landlord’s possession or in storage, or Landlord may at its option, without, notice sell any or all of said effects in such manner and for such price as the Landlord may deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to Landlord, including the expenses of removal and sale  (which obligation of Tenant shall survive such termination);.

B.  No receipt of monies by the Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Buildings after termination in any way of this Lease or after the giving of any notice, shall reinstate, constitute or extend the term of this Lease or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice of the commencement of a suit, Landlord may receive and collect any Rent or other amounts due Landlord and such payment not waive or affect said notice or said suit.

C.  Any and all rights and remedies which Landlord may have under this Lease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time.

D.  If Landlord is required to incur expense, either legal, incidental, or consequential, because of a Default by Tenant, the Tenant shall promptly reimburse Landlord for such expense upon being given a written itemization and explanation thereof.  The provisions of this Section 17.D shall survive the termination of this Lease.

E.  The failure of either party to enforce its rights under this Lease on one or numerous occasions shall not affect such party’s ability to enforce that right on any subsequent occasion or occasions.

F.  In the event that a Default shall occur and Landlord elects to terminate this Lease, or upon expiration of this Lease, Tenant shall not be relieved of its duties or obligations under this Lease so long as Tenant remains in possession of the Buildings or any portion thereof.

G.  In the event Landlord shall fail to make any payment required of Landlord hereunder when due, and such failure continues for a period of more than five (5) days after receipt of notice, or Landlord shall refuse or fail to perform any of its obligations under this lease for a period of thirty (30) days or more after written notice by Tenant (provided, however, except for any default by Landlord of its obligations to maintain insurance coverage under Section 15, that if Landlord commences work to cure the default and continues to work reasonably diligently to complete same, such period shall be continued for so long as necessary to cure such default, but in no event more than ninety (90) additional days), Tenant shall be entitled, at Tenant’s election: to (i) terminate this Lease, and bring an action against Landlord for any out-of-pocket cost incurred as a result of such breach, or (ii) maintain this Lease in full force and effect and cure such failure on behalf of Landlord, and Landlord shall promptly reimburse Tenant for such expense upon being given a written itemization and explanation thereof.  In addition, Tenant shall be entitled to offset against any Rent due hereunder the amount of all sums due and payable to Tenant hereunder and under that certain Shared Services Agreement of even date herewith.  Landlord’s obligations hereunder shall survive such termination (and upon such termination, this Lease shall terminate and neither Landlord nor Tenant shall have any further liability to each other hereunder, except for such obligations that are expressly stated to survive the termination hereof).

H.  In the event of a threatened breach by either party of any material obligation under this Lease, the other party shall (without limiting any of such party’s other rights or remedies hereunder, at law or in equity) have the right to enjoin any such threatened breach by injunction.

18.           LIMITATION ON LIABILITY.

It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements contained in this Lease are made or intended as personal covenants, undertakings or agreements by any entity which is affiliated with Landlord, its parent or subsidiaries.  No entity which is affiliated with Landlord (nor any of their respective parents or subsidiaries, nor any of their respective shareholders, venturers, officers, directors or employees) shall be personally liable for any such sums, damages, awards or judgments.  It is expressly understood and agreed by Landlord that none of Tenant’s covenants, undertakings or agreements contained in this Lease are made or intended as personal covenants, undertakings or agreements by any entity which is affiliated with Tenant, its parent or subsidiaries.  No entity which is affiliated with Tenant (nor any of their respective parents or subsidiaries, nor any of their respective shareholders, venturers, officers, directors or employees) shall be personally liable for any such sums, damages, awards or judgments. Landlord’s liability hereunder shall be limited to Landlord’s interest in the Real Property, Buildings and other improvements located on the Real Property.

19.           COVENANTS AGAINST LIENS.

Tenant hereby covenants and agrees that it will not cause or permit any lien (including, without limitation, the filing of any mechanic’s lien) to be filed or asserted against the Buildings as a result of any act or omission of Tenant or any member of the Tenant Group.  In the event any such lien or notice of lien is filed, Tenant shall, within twenty (20) days of receipt of notice from Landlord of the filing of the lien, contest such lien as permitted by law if such contest is sufficient alone to prevent the lien from maturing, or contest said lien as permitted by law and bond or insure over said lien, or fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by applicable law.  If Tenant fails to so contest and/or discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including without limitation reasonable attorney’s fees, within fifteen (15) days of receipt of invoice therefor.  Any rights and obligations created under or by this Section 19 shall survive termination or expiration of this Lease.

20.           ASSIGNMENT AND SUBLETTING.

Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease (or any interest of Tenant herein) and shall not sublet (or underlet), or permit or suffer the Leased Premises or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance, which consent may be withheld in Landlord’s sole discretion, except as to any proposed transfer to an affiliate of Tenant, in which event Landlord’s consent shall not be unreasonably withheld.  Tenant shall specify the identity of any proposed assignee or subtenant to Landlord in any written notice and request for consent.  Tenant shall provide notice of any transfer permitted hereunder to Landlord in advance.  Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant in contravention of the provisions of this Section 20 shall be void.  Notwithstanding the foregoing, Tenant may assign this Lease, in whole or in part, to any reorganized debtor entity of Tenant or any person assuming the obligations of Tenant under the Shared Services Agreement dated as of even date herewith.

21.           QUIET ENJOYMENT.

Landlord represents that Landlord has good and indefeasible title to the Real Property and Buildings.  Tenant shall, and may peacefully have, hold and enjoy the Buildings and the portion of the Real Property incidental to Tenant’s use of the Buildings, upon the terms and conditions set forth herein.

22.           LANDLORD’S RIGHTS.

Landlord shall have the right to enter the Buildings during business hours after notice to Tenant to show the same to prospective mortgagees and/or purchasers, and to place “For Sale” signs thereon.  Commencing six (6) months prior to the expiration of the Term, Landlord shall have the right to enter the Buildings during business hours after notice to Tenant to show the same to prospective tenants, and to place “For Rent” signs thereon.  Landlord shall cooperate with Tenant in such activities in order to minimize inconvenience to Tenant.

23.            RIGHT OF ENTRY.

Tenant agrees that Landlord and Landlord’s agents, representatives, employees, contractors, licensees, invitees, tenants, successors and assigns (collectively, “Landlord Parties”), shall have the right to enter the Buildings after reasonable advance written notice (except in an emergency) to Tenant, if necessary to alter, modify, augment, supplement, improve, upgrade, repair, replace, install, construct and maintain Landlord’s facilities and the Buildings, provided that except in emergencies Landlord shall not perform any work on the Buildings during business hours which would unreasonably disturb Tenant’s use and enjoyment of the Buildings and Landlord shall cooperate with Tenant in scheduling all work at the Buildings.

24.           LANDLORD’S RIGHT TO TRANSFER.

This Lease shall not in any manner or to any extent limit or restrict the right of Landlord to use or dispose of the Buildings or Real Property as Landlord may in its discretion desire, subject to rights of Tenant hereunder.  Landlord shall have the right, without notice to or consent from Tenant, to assign this Lease to any person or entity who succeeds (directly, indirectly or by operation of law) to any of Landlord’s right, title or interest in or to the Real Property (including, without limitation, to encumber its interest in the Real Property and the Buildings by one or more mortgages, deeds of trust, assignment of rents and leases, security agreements or otherwise), provided that such transfer is made subject to the provisions of this Lease and Tenant’s rights hereunder.  Tenant shall not be obligated to any such transferee for the payment of Rent or otherwise until written notice of such transfer has been received by Tenant.

25.           TENANT’S PROPERTY.

It is expressly understood and agreed that all equipment and other personal property that Tenant may install within the Buildings during the Term shall remain the property of Tenant and shall be removed by Tenant (as set forth in Section 8 hereof), at its sole cost and expense, at the expiration of the Term of this Lease or at any time prior thereto.

26.           RENEWAL.

Tenant has the right to renew the Term for one period of five (5) years (the “Renewal Term”).  In the event that Tenant elects to renew, Tenant shall notify Landlord in writing thereof not less than one hundred eighty (180) days prior to the expiration of the initial Lease Term (it being agreed that if Tenant fails to timely provide such notice, Tenant shall be deemed to have waived its right to renew this Lease).    Thereafter Landlord shall provide notice to Tenant, at least one hundred forty (140) days prior to the end of the Term, setting forth the Base Rent rate for the Renewal Term (the “Renewal Notice”), which Base Rent rate shall be fair market rental for the type of property and premises so rented on the terms and conditions of this Lease.  Tenant shall then have the right, by written notice to Landlord within twenty (20) days after receipt of the Renewal Notice, to withdraw its notice of extension of the Term (a “Withdrawal Notice”) or to renew and accept the new Base Rent rate (an “Acceptance Notice”).  Tenant may elect to issue an Acceptance Notice subject to the parties’ agreement on fair market rental, and in such event Tenant shall so provide in the Acceptance Notice, and such Acceptance Notice shall thereafter be irrevocable.  The parties shall negotiate in good faith to determine fair market rental for the leased Premises, and may hire a broker, licensed in the State of Oklahoma and having not less than ten (10) years experience within the Oklahoma City market, and otherwise mutually acceptable to the parties, to establish fair market rental, which fair market value shall be binding on Landlord and Tenant. If the parties are unable to agree on a broker, each party shall hire a broker meeting such criteria, who shall in turn select a third broker, and the determination of fair market rental shall be determined by a majority of the brokers.  The cost thereof shall be shared equally by the parties.

Subject to the provisions set forth above, in the event that the Lease is renewed, the Renewal Term will be upon the same terms, covenants and conditions contained in the Lease, except that any reference in the Lease to the Term will be deemed to include the Renewal Term and the Base Rent rate will be the Base Rent rate set in the Renewal Notice, or as later determined by agreement of the parties, as applicable.

27.           HOLDING OVER.

Tenant shall have no right to remain in possession of all or any part of the Buildings after the expiration of the Term or any Renewal Term (as applicable).  In the event that Tenant remains in possession of all or any part of the Buildings after the expiration or earlier termination of the Term or any Renewal Term (as applicable), at Landlord’s option (exercised by giving Tenant written notice): (a) such tenancy shall be deemed to be either (at Landlord’s sole option) (i) a periodic tenancy from month-to-month only, or (ii) a tenancy at sufferance terminable at will by Landlord; and (b) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days’ prior written notice or the earliest date permitted by law.  In the event Tenant remains in possession after the expiration or earlier termination of the Term or any Renewal Term (as applicable), then monthly Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Base Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease.  Any such month-to-month tenancy or tenancy at sufferance shall be subject to every other term, condition, and covenant contained in this Lease.

28.           SUBORDINATION; ESTOPPEL.

A.  This Lease is subject and subordinate to all mortgages, deeds of trust and related security instruments which may now or hereafter encumber the Project and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made or hereafter to be made thereunder.  This subordination shall be self-operative and no further instrument of subordination is required.  In confirmation of such subordination, however, Tenant shall, at Landlord’s request, certify in writing as to such subordination; provided that such subordination is subject to delivery of a non-disturbance agreement reasonably acceptable to the Tenant, Landlord, and any mortgagee (or its successors or assigns).  If any mortgagee (or its successors or assigns), or any other person or entity, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new ground lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”), Tenant shall attorn to and recognize Successor Landlord as Tenant’s Landlord under this Lease, and such successor Landlord shall provide a non-disturbance agreement to Tenant, and Tenant shall promptly execute and deliver a subordination, non-disturbance and attornment agreement as Successor Landlord may reasonably request.  Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants hereof.  The parties shall negotiate in good faith to expeditiously deliver such subordination, non-disturbance and attornment agreement within thirty (30) days of request therefor.

B.  Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days’ prior notice, to execute and deliver to Landlord a written statement executed and acknowledged by Tenant, (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then current Base Rent, (c) setting forth the date to which the Rent (including Base Rent) has been paid, (d) stating whether or not, to the knowledge of the Tenant, Landlord is in default under this Lease, and if so, setting forth the nature of such default, and (e) stating whether there are any subleases affecting the Buildings.  Tenant acknowledges that any statement delivered pursuant to this paragraph may be relied upon by Landlord, any purchaser of the Real Property or mortgagee of Landlord.

C.  Landlord agrees, at any time and from time to time, as requested by Tenant, upon not less than ten (10) days’ prior notice, to execute and deliver to Tenant a written statement executed and acknowledged by Landlord, (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then current Base Rent, (c) setting forth the date to which the Rent (including Base Rent) has been paid, (d) stating whether or not, to the knowledge of the Landlord, Tenant is in default under this Lease, and if so, setting forth the nature of such default, and (e) stating the address of Landlord to which all notices and communication under the Lease shall be sent.  Landlord acknowledges that any statement delivered pursuant to this paragraph may be relied upon by Tenant, any assignee or subtenant of the Buildings or by any lender providing credit to Tenant.

29.           MISCELLANEOUS.

A.  Brokers.  Tenant represents and warrants to Landlord that Tenant has dealt with no broker, finder or similar person or entity in connection with this Lease, or Tenant’s use or occupancy of the Buildings.  Tenant agrees to indemnify, defend (with counsel acceptable to Landlord) and hold Landlord harmless from and against any and all Claims and Losses brought against, sustained or incurred by Landlord by reason of Tenant’s breach of the foregoing representation and warranty.  Landlord represents and warrants to Tenant that Landlord has dealt with no broker, finder or similar person or entity in connection with this Lease, or Landlord’s use or leasing of the Buildings.  Landlord agrees to indemnify, defend (with counsel acceptable to Tenant) and hold Tenant harmless from and against any and all Claims and Losses brought against, sustained or incurred by Tenant by reason of Landlord’s breach of the foregoing representation and warranty. This Section 29.A shall survive the expiration or earlier termination of the Lease.

B.  Notices.  Whenever notice is required to be given pursuant to this Lease, the same shall be in writing, and either personally delivered, sent by a nationally recognized overnight delivery service, postage prepaid, or sent via United States certified mail, return receipt requested, postage prepaid, and addressed to the parties at their respective addresses as follows:

If to Landlord:

SemGroup Energy Partners, L.L.C.
Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136-4216

If to Tenant:

SemCrude, L.P.
11501 South I-44 Service Road
Oklahoma City, Oklahoma 73173
Telephone: 405-691-5016
Attention: Peter Schwiering

With copy to:

SemCrude, L.P.
Two Warren Place
6120 South Yale Avenue, Suite 700
Tulsa, Oklahoma 74136-4216

or at such other addresses as any party, by written notice in the manner specified above to the other party hereto, may designate from time to time.  Unless otherwise specified to the contrary in this Lease, all notices shall be deemed to have been given upon receipt (or refusal of receipt) thereof.

C.  Waiver of Jury Trial.  Landlord and Tenant, by this Section 29.C, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Buildings, or any other claims, and any emergency statutory or any other statutory remedy.

D.  Captions.  The section headings appearing in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

E.  Binding Effect.  The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and permitted assigns, including, with respect to the Tenant, any reorganized debtor entity or plan administrator appointed pursuant to the plan of reorganization of Tenant.  In the event that Tenant is comprised of more than one individual or entity, the obligations of such individuals or entities under this Lease shall be joint and several.

F.  Entire Agreement.  This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant regarding the subject matter hereof, and fully supersede all prior written or oral agreements and understandings between the parties pertaining to such subject matter.  No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Buildings.

G.  Further Assurances.  Each party agrees that it will execute and deliver such other documents and take such other action as may be reasonably requested by the other party to effectuate the purposes and intention of this Lease.

H.  No Waiver.  The failure of either party to enforce at any time any provision of this Lease shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Lease or any part hereof or the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of this Lease shall be held to constitute a waiver of any other or subsequent breach.

I.  No Third Party Beneficiaries.  Landlord and Tenant agree and acknowledge that, except as expressly set forth in Section 11, there are no intended third party beneficiaries of this Lease nor any of the rights and privileges conferred herein.

J.  Governing Law; Venue; Jurisdiction.  The terms and provisions of this Lease shall be governed by and construed in accordance with the laws of the State of Oklahoma.  During the pendency of the Bankruptcy Cases (as defined below), and without limiting any party’s right to appeal any order of the Bankruptcy Court (as defined below), (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Lease and to decide any claims or disputes which may arise or result from, or be connected hereby, and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 29.B.  “Bankruptcy Cases” means the chapter 11 cases commenced by SemGroup, L.P. and certain of its direct and indirect subsidiaries on July 22, 2008, jointly administered under Case No. 08-11525 (BLS).  “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Bankruptcy Cases from time to time. Thereafter, the parties agree that action with respect to this Lease will be brought in an Oklahoma state court or Federal Court of the United States sitting in the county in which the Real Property is located and the parties hereby submit to the exclusive jurisdiction of said court.

The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue or any dispute arising out of or relating to this Lease or any of the transactions contemplated hereby brought in any court specified in paragraph (a) above, or any defense of inconvenient forum of the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

K.  Counterparts.  This Lease may be executed by the parties in counterparts.  Each such counterpart shall be deemed an original and all such counterparts, taken together, shall constitute one and the same agreement.

L.  Severability.  If any term, provision or condition in this Leased shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than in respect of which it is invalid or unenforceable) shall not be affected thereby, and each term, provision and condition of this Leased shall be valid and enforceable to the fullest extent permitted by law.

M.  Time of the Essence.  Time is of the essence of this Lease, and each and every term and provision hereof.

N.  No Partnership.  None of the terms or provisions of this Lease shall be deemed to create a partnership between or among the parties hereto in their respective businesses or otherwise, nor shall any of the terms or provisions of this Lease cause them to be considered joint venturers or members of any joint enterprise.

O.  No Oral Change.  This Lease cannot be changed orally or by course of conduct, and no executory agreement, oral agreement or course of conduct shall be effective to waive, change, modify or discharge it in whole or in part unless the same is in writing and is signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

P.  Authority.  Each party represents and warrants that it has full right, power and authority to execute and deliver this Lease, and to perform each and all of its duties and obligations hereunder.  If any party so requests, the other party shall provide reasonable written evidence of such right, power and authority.

Q.  Attorney’s Fees; Interest.  The prevailing party in any dispute shall be entitled, in addition to any other payment, to receive its reasonable attorney’s fees, court costs and expenses.  All payments due from a party hereto which are not paid when due shall bear interest at a rate equal to the lesser of the highest non-usurious rate permitted by applicable law, or ten percent (10%) per annum from the date due until paid (the “Default Rate”).  This Section 29.Q shall survive the expiration or earlier termination of the Lease.

R.  Limitation on Indemnity.  Notwithstanding anything to the contrary contained herein or in any other agreement or writing between the parties, no waiver, indemnity or exculpation of Landlord or any member of the Landlord Group shall be effective as to any Losses or Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or any member of the Landlord Group, and no waiver, indemnity or exculpation of Tenant or any member of the Tenant Group shall be effective as to any Losses or Claims to the extent resulting from the gross negligence or willful misconduct of Tenant or any member of the Tenant Group.

S.  Parties Not Affiliates.  For purposes of this Lease, (i) Landlord shall not be deemed to be an affiliate of Tenant, and Tenant shall not be deemed to be an affiliate of Landlord; (ii) no SGLP Party (as such term is defined in that certain Master Agreement of even date herewith) shall be considered an affiliate of any SemGroup Party (as such term is defined in that certain Master Agreement dated as of even date herewith), and (iii) no SemGroup Party shall be considered an affiliate of any SGLP Party.

T.  Negotiated.  The parties acknowledge that the parties and their counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

U.  Partial Termination of Lease.  Landlord and Tenant acknowledge and agree that this Lease provides that Tenant shall have the right, in certain circumstances more fully set forth herein, to terminate this Lease as to less than all of the Buildings.  Tenant acknowledges and agrees that if this Lease is terminated as to less than all of the Buildings, then (a) Tenant’s right to use any part of the Real Property (other than the Building(s) then subject to this Lease) shall be on a non-exclusive basis, (b) Landlord shall have the right to grant third parties (including, without limitation, tenants of the Building(s) not subject to this Lease) the right of vehicular and pedestrian ingress and egress, parking, and other use of the portions of the Real Property not subject to this Lease, provided that such grant shall not materially interfere with Tenant’s use of the Real Property and access to the Building(s) then subject to this Lease, and (c) Landlord shall have the right to subdivide the Real Property or to subject the Property to such easements, covenants and/or restrictions as may be determined by Landlord in its sole discretion, provided that same shall not materially interfere with Tenant’s use of the Real Property or access to the Building(s) then subject to this Lease.

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1 If the Buildings are not taxed separately from other improvements located on the same parcels of land, tax on the Buildings will be paid by Tenant based on book value of the buildings, and the statutory rate charged within the county.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

SEMGROUP ENERGY PARTNERS, L.L.C.

By:_/s/ Alex G. Stallings________________
Name:  Alex G. Stallings
Title:    Chief Financial Officer and Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

TENANT:

SEMCRUDE, L.P.

By: SemOperating G.P. L.L.C.,
       its general partner

By:_/s/ Terrence Ronan_______________
    Name: Terrence Ronan
                            Title:    President & CEO

EXHIBIT A

Real Property

See attached.

EXHIBIT B

Base Rent

PERIOD	MONTHLY INSTALLMENTS	ANNUAL AMOUNT
Initial Lease Year ($10.00 per square foot in Office Building and Lab Building)	Total $5,090.00	Total $61,080.00
Office Building 4,391 SF	$3,659.16	$43,910.00
Lab Building 1,717 SF	$1,430.84	$17,170.00
Warehouse Building North	no charge	no charge
Warehouse Building South	no charge	no charge